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EXHIBIT 10.25


                                     AGREEMENT


     THIS AGREEMENT is made and entered into effective as of January 12, 1998, by and between Brite Voice Systems, Inc. ("Company") and Stanley G. Brannan ("Brannan").

     WHEREAS, Brannan is currently a full-time employee of the Company serving in the capacity of Chairman of the Board; and

     WHEREAS, Brannan has indicated his intention to resign his employment with the Company for personal reasons; and

     WHEREAS, the Company wishes to retain Brannan for the performance of certain consulting services and Brannan has agreed to provide said services; and

     WHEREAS, the Company and Brannan desire to document the terms and conditions of their agreement with respect to the foregoing.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and benefits herein set forth, the parties agree as follows:

     1. TERMINATION OF EMPLOYMENT. Brannan's employment with the Company as Chairman of the Board shall terminate on January 12, 1998.

     2. SEVERANCE; RELOCATION EXPENSE. The Company shall pay Brannan the sum of $105,000 as severance, which amount, less applicable and required holdings, shall be paid on or before January 23, 1998. In addition, the Company shall reimburse Brannan in an amount not to exceed $10,000 for the costs of relocating his furniture, automobiles and other property from his home in Orlando, Florida to Wichita, Kansas, upon presentation of invoices for such costs.

     3. RELEASE. Except for the obligations specifically assumed by the Company in Sections 2, 4 and 5 hereof, Brannan releases and forever discharges the Company, together with all past, present and future agents or employees, directors and other persons, firms and corporations in any way connected or related to the Company, from all claims, liabilities, demands, damages, causes of action, agreements, promises and rights of action of whatever kind or nature arising out of, or in any way connected with, directly or indirectly, his employment or termination of his employment with the Company, and this Agreement constitutes settlement in full thereof.


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     4.   HEALTH INSURANCE.  The Company agrees to use its commercially reasonable efforts to cause participation in any group health insurance plan made available to the Company's employees to be made available to Brannan during the period that he serves as a director of the Company. If Brannan elects to participate in the Company's group health insurance plan he shall pay that portion of each health insurance premium as shall be required of other participants under the plan.

     5.   CONSULTING SERVICES.

          (a)  GENERAL.   The Company hereby contracts to engage the
          services of Brannan as an independent contractor consultant to the Company, to render consulting services to the Company to assist the Company in its efforts to develop new business concepts which expand and complement the Company's existing business. Any proposal developed by Brannan during the term hereof shall be presented to the Company by written memorandum delivered to the President of the Company. Any business development shall be subject to the Company's acceptance and approval, in the Company's sole discretion, and Brannan shall have no authority to contract for or to bind the Company to any agreement or obligation.

          (b) TERM. The term of this Agreement shall begin on the effective date hereof and shall continue until July 1, 1998.

          (c) COMPENSATION. As compensation for the consulting services rendered to the Company, Brannan shall be paid the sum of $50,000, which shall be paid in equal amounts on the last day of each month during the term hereof.

          (d) EXTENT OF SERVICES; USE OF COMPANY FACILITIES. Brannan shall render services hereunder at the times and in the manner Brannan believes are necessary and appropriate in order to accomplish the purpose of this Agreement. For the performance of services hereunder, Brannan shall be entitled to the use of the office currently occupied by him at the Company's facility at 7309 East 21st, Wichita, Kansas, and shall be provided telephone, facsimile, secretarial and administrative support as may be reasonably required; provided, however, that Brannan shall not request the support or assistance of any non-clerical employee of the Company without the prior written approval of the President of the Company.

          (e) EXPENSES. The Company shall reimburse Brannan for all direct out-of-pocket expenses incurred by Brannan in providing consulting services hereunder, provided that expenses reasonably anticipated to exceed $100.00 per day (such as travel, meals or lodging) shall be authorized in advance by the President of the Company.


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          (f)  DISCLOSURE OF INFORMATION.   Brannan acknowledges that, as a
          result of his services hereunder, and as a result of his prior position with the Company, he has and will be making use of, acquiring and/or adding to confidential information, trade secrets and know-how of a special and unique nature and value relating to certain aspects of the Company's business and such matters as the Company's assets, business prospects, confidential reports and lists of customers, as well as the nature and type of services rendered by the Company. As a material inducement to the Company to enter into this Agreement and to pay to Brannan the compensation provided for herein, Brannan covenants and agrees that he shall not, at any time during or following the term of this Agreement, directly or indirectly, divulge or disclose, for any purpose whatsoever, any such confidential information, trade secrets or know-how which he now possesses or obtains pursuant to his services hereunder. In the event of a breach or threatened breach by Brannan of any of the provisions of this Section 6, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company, at law or in equity, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Brannan or by Brannan's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

          (g) DEATH OR DISABILITY. If Brannan should die or become disabled so that he cannot perform his duties hereunder during the term of this Agreement, the obligations of the Company shall continue hereunder, and the payments described in paragraph (c) hereof shall be made to Brannan or his estate.

          (h) INDEPENDENT CONTRACTOR. Notwithstanding anything herein contained to the contrary, it is the purpose and intent hereof to establish between the Company and Brannan a relationship of an independent contractor, and all liabilities between the parties shall be construed by application of the law of independent contractor and not that of principal and agent. Brannan is not an employee of the Company for any purpose and the Company is interested only in the results obtained by Brannan. Brannan does not have, nor shall Brannan hold himself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Company, unless the Company's authorized representatives shall consent thereto in writing, it being the express intention of the parties that all such arrangements discussed or negotiated by Brannan shall be subject to the Company's final approval.


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          (i)  DELEGATION. Brannan acknowledges that the Company desires to obtain the benefit of Brannan's own personal efforts. Brannan is not entitled to delegate any of his duties under this Agreement or to appoint any sub-agent in the performance of this Agreement.

     6. AGREEMENT NOT TO COMPETE. Brannan covenants and agrees that, for a period of 18 months from the effective date of this Agreement, he shall not in any manner compete with the Company with respect to any line of business conducted by the Company either as of the date of this Agreement or during the term of the consulting period provided for in Section 5 hereof.

          This Agreement shall prevent Brannan, directly or indirectly, on Brannan's own behalf or as an employee, officer, agent, director, partner, consultant, lender, or advisor, during the period covered by this Agreement, from forming, owning, joining, controlling, financing, or otherwise participating in the ownership or management of, or being otherwise affiliated with, any person or entity engaged in the type of business prohibited by this Agreement. During the period covered by this Section 6, Brannan shall not permit any person or entity (other than the Company) of which Brannan is a shareholder or partner or in which Brannan has an ownership interest, to engage in any type of business prohibited by this Section 6. Notwithstanding any other provision herein, the parties agree that Brannan may, during the period covered by Section 6, invest Brannan's personal, private assets as a passive investor in not more than one percent (1%) of the total outstanding shares of any publicly traded company engaged in a competing business, so long as Brannan does not participate in the management or operations of the affairs of such company.

          Brannan has carefully read and considered the provisions of this
          Section 6 and, having done so, agrees that the restrictions set forth herein, including, but not limited to, the time period of the restriction and the scope of the restriction, are fair and reasonable and are reasonably required for the protection of the interests of the Company.

          In the event that, notwithstanding the foregoing, any part of the covenants set forth in this Section 6 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 6 relating to the time period and/or scope of restrictions shall be declared by a court of competent jurisdiction to exceed the maximum time period or area as such court deems reasonable and enforceable, said time period and/or areas of restrictions shall be deemed to become and thereafter be the maximum time period and/or scope which such court deems reasonable and enforceable.


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          Any provision hereof otherwise prohibited by or unenforceable under any applicable law or public policy in any jurisdiction which cannot be reformed in accordance with the provisions herein, shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement, or shall be deemed to be severed or otherwise modified to conform with such law or public policy; and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law or public policy may be waived, this Agreement shall be deemed to be a waiver thereof. The parties hereto understand and agree that all the covenants set forth herein are and shall be separately enforceable, each to the full extent permitted by applicable law.

          If it should become desirable or necessary for the Company to seek compliance with this Section 6 by judicial proceedings, the period during which Brannan shall comply with its provisions shall extend to the first anniversary of the date of the final, nonappealable order requiring such compliance.

          It is agreed that the Company would be irreparably damaged by reason of any violation of the provisions of this Agreement, and that any remedy at law for a breach of the provisions of this Agreement would be inadequate. Therefore, the Company shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against Brannan, Brannan's agents, employees, affiliates, partners, or other associates, for any breach or threatened breach of this Agreement, without the necessity of proving actual monetary loss. It is expressly understood that the remedy described herein shall not be the exclusive remedy of the Company for any breach of this Agreement, and the Company shall be entitled to seek such other relief or remedy at law or in equity to which it may be entitled as a consequence of any breach of this Agreement.

     7. NOTICE. Any notice permitted or required by the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when delivered by recognized overnight courier or, whether or not actually received, three business days after being deposited in the United States mail by registered or certified mail, return receipt requested, with proper postage prepaid thereon, addressed as follows:


               If to Company:      Brite Voice Systems, Inc.
                                   Attn:  David S. Gergacz
                                   250 International Parkway, Suite 300
                                   Heathrow, FL  32749


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               If to Brannan:      Stanley G. Brannan
                                   640 North Rock Road, #17
                                   Wichita, KS  67206

          or to such other address as either party shall furnish the other in accordance with the provisions of this paragraph.

     8.   MISCELLANEOUS.

          (a) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (b) BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Brannan, and their respective heirs, personal and legal representatives, successors and assigns.

          (c) GOVERNING LAW. This Agreement shall be construed in accordance with, and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Florida.

          (d) ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding by and between the parties hereto, and no representation, promise, agreement or understanding not contained herein shall be of any force and effect. No change or modification hereof shall be valid or shall be binding unless the same is in writing and signed by the party intended to be bound.

          (e) WAIVER. No waiver of any right under this Agreement shall be deemed effective unless the same is set forth in a writing signed by the party giving such waiver, and no waiver of any right shall be deemed to be a waiver of any such right, or any other right hereunder, in the future.

          (f) CAPTIONS. The captions herein have been inserted for convenience of reference only and are not to be used in the interpretation of any provision hereof.

          (g) SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.


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     IN WITNESS WHEREOF the parties have executed this Agreement this 10th day of January, 1998.
                                   BRITE VOICE SYSTEMS, INC.

                                        /s/ David S. Gergacz
                                   ----------------------------------
                                   David S. Gergacz
                                   President

                                        /s/ Stanley G. Brannan
                                   ----------------------------------
                                   Stanley G. Brannan


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